SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Check the appropriate box:

|X|   Preliminary Information Statement
|_|   Confidential, for Use of the Commission Only (as permitted by Rule
      14c-5(d)2))
|_|   Definitive Information Statement



                       MEDSTRONG INTERNATIONAL CORPORATION
                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required
|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.    Title of each class of securities to which transaction applies:

2.    Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4. Proposed maximum aggregate value of transaction:

5. Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount Previously Paid:
2. Form Schedule or Registration Statement No.:
3. Filing Party:
4. Date Filed:


--------------------------------------------------------------------------------

Preliminary Copy dated February 7, 2007



                       SCHEDULE 14C INFORMATION STATEMENT
            Pursuant to Regulation 14C of the Securities Exchange Act
                               of 1934, as amended


                       MEDSTRONG INTERNATIONAL CORPORATION
                            255 Northeast 6th Avenue
                             Delray Beach, FL 33483
                            Telephone: (561) 274-4894

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY


This Information Statement is being furnished to our shareholders on behalf of our board of directors pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of informing our shareholders of an amendment to our Certificate of Incorporation to change the name of our company from Medstrong International Corporation to VOIS Inc. This Information Statement is being furnished to the shareholders of record of our common stock, par value $.001 per share, on the record date as determined by our board of directors to be the close of business on February ___, 2007.

Our board of directors on January 31, 2007, approved the amendment to our Certificate of Incorporation to change the name of our company from Medstrong International Corporation to VOIS Inc. Our Company thereafter on February 1, 2007 received the written consent from shareholders of our company holding a majority of the outstanding shares of our common stock. Upon the expiration of the 20 day period required by Rule 14c-2 and in accordance with the provisions of the General Corporation Law of the State of Delaware, our Company intends to file a Certificate of Amendment to our Certificate of Incorporation to effect the change of our company's name to VOIS Inc. The Certificate of Amendment will not be filed until at least 20 days after we file the Information Statement with the Securities and Exchange Commission and deliver the Information Statement to our shareholders of record.

The proposed Certificate of Amendment, attached hereto as Appendix A, will become effective when it has been accepted for filing by the Secretary of State of the State of Delaware. We anticipate that our Company will file the Certificate of Amendment 20 days after the Definitive Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by our Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held on the record date.

Our board of directors has fixed the close of business on February , 2007, as the record date for determining the holders of our common stock who are entitled to receive this Information Statement. As of the record date, there were __________ shares of our common stock issued and outstanding. We anticipate that this Information Statement will be mailed on or about February , 2007, to our shareholders of record.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1. any director or officer of our company since January 1, 2005, being the commencement of our last completed audited financial year;

2.    any proposed nominee for election as a director of our company; and

3.    any associate or affiliate of any of the foregoing persons.


The shareholdings of our directors and officers are set forth below in the section entitled "Principal Shareholders and Security Ownership of Management".




PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table contains information relating to the beneficial ownership of Common Stock by members of the Board of Directors and the Company's officers as a group, as well as certain other beneficial owners as of February 1, 2007. Information as to the number of shares of Common Stock owned and the nature of ownership has been provided by these individuals or is based on Schedules 13D, or amendments thereto, received by the Company as filed with the Securities and Exchange Commission, or other information, and is not within the direct knowledge of the Company. Unless otherwise indicated, the named individuals possess sole voting and investment power with respect to the shares listed.

Name and Address of
Beneficial Owner                 Shares Beneficially Owned (1) (2)
                                              Number                  Percent
--------------------------------------------------------------------------------

Robert M. Cohen (3)                           19,504                      .36%

Herb Tabin (4)                             1,200,000                    22.04%

Gary Schultheis (5)                        1,233,333                    22.65%

Mark J. Minkin (6)                         1,246,667                    22.89%

Stephen J. Bartkiw (7)                     1,233,333                    22.65%

All current directors and
executive officers of
MedStrong, as a group                      4,932,837                    90.26%
(6 persons)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

(2) The number and percentage of shares beneficially owned are based on 5,445,485 shares of common stock issued and outstanding as of February 1, 2007. Except as disclosed as to Mr. Cohen, none of the above listed stockholders have the right to acquire beneficial ownership of any shares of the Company's common stock within 60 days after the date of this Information Statement.

(3) Mr. Cohen, as a result of his majority ownership of Robert M. Cohen & Co. Inc., the underwriter of the Company's initial public offering, holds warrants, expiring December 31, 2009, to purchase 9,753 units, each unit consisting of one share of the Company's common stock and warrants, expiring December 31, 2009, to purchase one share of the Company's common stock for a purchase price of $18.75 per share, at a purchase price of $18.75 per unit. Mr. Cohen's address is c/o Medstrong International Corporation, 255 Northeast 6th Avenue, Delray Beach, FL 33483.

(4) Mr. Tabin owns 1,200,000 shares of common stock indirectly through Silver Lake Capital Partners, Inc., the office address of which is 21218 St. Andrews Blvd., #610, Boca Raton, Florida 33433. Mr. Tabin is the President of Silver Lake Capital Partners, Inc.

(5) Mr. Schultheis owns 1,200,000 shares of common stock indirectly through Mountain View Capital Partners, Inc. Mr. Schultheis is the President of Mountain View Capital Partners, Inc. Mr. Schultheis' address is 9858 Clintmoore Road, C-111, #300, Boca Raton, Florida 33496. Mr. Schultheis owns 33,333 shares of common stock indirectly through Trackside Brothers LLC.

(6) Mr. Minkin owns 1,200,000 shares of common stock indirectly through Carrera Capital Management, Inc., 33,333 shares indirectly through Trackside Brothers LLC and 13,334 shares directly. Mr. Minkin's address is 777 East Atlantic Avenue, #362, Delray Beach, Florida 33483.

(7) Mr. Bartkiw owns 1,200,000 shares of common stock indirectly through JAB Interactive LLC and 33,333 shares of common stock indirectly through Trackside Brothers, LLC. Mr. Bartkiw's address is 777 East Atlantic Avenue, #362, Delray Beach, Florida 33483.

As of the record date, there were ___________ shares of common stock issued and outstanding, with a par value of $.001 per share, in the capital of our company. Each share of our company's common stock is entitled to one vote.

AMENDMENT TO OUR COMPANY'S CERTIFICATE OF INCORPORATION

Change of the Company's Name to VOIS Inc.

      The Board of Directors of the Company on January 31, 2007, adopted a resolution approving and recommending to the Company's stockholders for their approval an amendment (the "Amendment") to the Company's Certificate of Incorporation to change the name of our company from Medstrong International Corporation to VOIS Inc.

The Board of Directors determined that it would be appropriate that the name of the Company more accurately reflect the Company's new business in which it has been engaged and our agreement in principle with Gary Schultheis, our Chairman, and Herb Tabin, a director and our Senior Vice President, Corporate Development, to acquire the rights to the vois.com Internet url, subject to execution of a final definitive agreement.


SHAREHOLDER APPROVAL OF PROPOSED AMENDMENT

Our company obtained shareholder approval for the amendment to change our name from Medstrong International Corporation to VOIS Inc. by written consent on February 1, 2007, from shareholders holding 4,913,333 shares or 90%, of the issued and outstanding shares of our common stock.

      The Certificate of Amendment to the Company's Certificate of Incorporation changing the name of the Company to VOIS Inc. will not become effective until
(i) we file the Information Statement with the Securities and Exchange Commission, (ii) at least 20 days after we deliver the Information Statement to our shareholders of record and (iii) the Certificate of Amendment has been accepted for filing by the Secretary of State of the State of Delaware. The Certificate of Amendment will amend Article FIRST of the Company's Certificate of Incorporation to read as set forth in the text of the proposed Amendment to our Certificate of Incorporation attached as Exhibit A to this Information Statement.

DISSENTERS' RIGHTS

Pursuant to the General Corporation Law of the State of Delaware, shareholders of our common stock are not entitled to dissenters' rights of appraisal with respect to the change of our name from Medstrong International Corporation to VOIS Inc.

FINANCIAL AND OTHER INFORMATION

For more detailed information on our Company, including financial statements, you may refer to our Form 10-KSB and other periodic reports filed with the Securities and Exchange Commission from time to time. Copies are available on the Securities and Exchange Commission's EDGAR database located at www.sec.gov.

Pursuant to the requirements of the Securities Exchange Act of 1934, Medstrong International Corporation has duly caused this Information Statement to be signed by the undersigned hereunto authorized.

February    , 2007.

MEDSTRONG INTERNATIONAL CORPORATION

By: /s/ Stephen J. Bartkiw
    -----------------------------
        Stephen J. Bartkiw
        Chief Executive Officer

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       MEDSTRONG INTERNATIONAL CORPORATION

      Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Medstrong International Corporation (the "corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:


      FIRST: That the Board of Directors of the corporation on January 31, 2007, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the corporation:

      RESOLVED, that the Board of Directors declares advisable, and recommends to the stockholders for adoption, the following amended First Article to replace, in its entirety, the First Article of the corporation's Certificate of
Incorporation:

      FIRST: The name of the corporation (hereinafter called the "corporation") is VOIS Inc.


      SECOND: That the amendment was fully approved and adopted by the affirmative written consent of the majority of shares outstanding, in accordance with the provisions of Sections 211 and 216 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its President and attested to by its Secretary this ____ day of ________, 2007.

                                         Medstrong International Corporation



                                         By:
                                            ---------------------------------
                                            President

ATTEST:


----------------------------
Secretary